Exhibit 10.02
GRANT NOTICE AGREEMENT FOR
PERFORMANCE RESTRICTED STOCK AWARD
                                                             , 200_
          THIS GRANT NOTICE FOR PERFORMANCE RESTRICTED STOCK AWARD (this “Grant Notice”) is entered into as of the date first written above between Education Management Corporation (the “Company”) and the Grantee identified below. Capitalized terms used in this Grant Notice shall have the respective meanings given to such terms in the Agreement, unless otherwise defined in this Grant Notice. This Grant Notice confirms the grant to the Grantee of an award of Restricted Shares with the terms set forth below. Such grant was made under the Education Management Corporation 2003 Incentive Plan.

Grantee Name:

Grant Date:	, 200_

Number of Restricted Shares Granted:

Performance Period:	July 1, 200___to June 30, 200_

Key Performance Objectives (“KPOs”):	[KPO’S AND WEIGHTING FOR EACH KPO TO COME]
          This Grant Notice hereby incorporates the provisions with respect to satisfaction of the KPOs set forth in the Company’s 2006 Management Incentive Compensation Plan (the “2006 MICP”) under the section titled “Long Term Equity Award Component”. The Restricted Shares granted pursuant to this Grant Notice (the “Restricted Shares”) will be earned by the Grantee in accordance with the provisions of the 2006 MICP. The Grantee will have the opportunity to vest in fifty percent (50%) of the Restricted Shares on each of the first and second anniversaries of the Grant Date to the extent that the applicable KPOs are satisfied during each such one-year period. Upon vesting, all restrictions on the vested portion of the Restricted Shares shall cease and shall no longer be in effect. The determination of whether the Grantee has earned the Restricted Shares will be made in accordance with the terms of the 2006 MICP. All such determinations shall be final and binding upon the parties hereto.
          This Grant Notice shall be subject to the terms and conditions of this Performance Restricted Stock Award Agreement (the “Agreement”) attached hereto as Exhibit A. The Agreement shall be deemed to be incorporated by reference into this Grant Notice to form a complete agreement between the parties.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound and for good and valuable consideration, the sufficiency of which is hereby acknowledged, have entered into this Grant Notice as of the date first written above.
Education Management Corporation
By:
Name:
Title:
GRANTEE

Name:
Address:

EXHIBIT A
EDUCATION MANAGEMENT CORPORATION
PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT
          The parties to this Performance Restricted Stock Award Agreement (this “Agreement”) are Education Management Corporation, a Pennsylvania corporation (the “Company”), and the person identified as the “Grantee” on the signature page to the Grant Notice (“Grant Notice”) to which this Agreement is attached as Exhibit A.
          The Company has adopted the Education Management Corporation 2003 Stock Incentive Plan, as amended (the “Plan”), for the benefit of eligible employees of the Company and its Subsidiaries. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan. The Compensation Committee of the Board of Directors of the Company approved the award of shares of the Company’s Common Stock to the Grantee subject to certain transfer and forfeiture restrictions set forth in this Agreement, as well as the provisions of the Plan. The Grant Notice specifies the date of grant of the Award (the “Grant Date”), the number of Restricted Shares granted and the Key Performance Objective applicable to such Restricted Shares. Such award shall be subject to the terms and conditions of this Agreement and this Agreement shall be deemed to be incorporated by reference into the Grant Notice to form a complete agreement between the parties.

1.	RESTRICTED SHARES
          1.1      Grant of Restricted Shares.
          (a) As of the Date of Grant, the Company grants to the Grantee the number of shares of Common Stock (the “Restricted Shares”) specified in the Grant Notice, subject to the terms, condition and restrictions set forth in this Agreement and the terms and conditions of the Plan. If and when the Restricted Period set forth in the Grant Notice expires without forfeiture of the Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, such shares shall no longer be considered Restricted Shares for purposes of this Agreement.
          (b) As soon as practicable after the Grant Date, the Company shall direct that the Restricted Shares be credited to the Grantee but held by the Company’s transfer agent in an account in electronic form. The Restricted Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law.
          (c) As soon as administratively practicable following the expiration of the Restricted Period without a forfeiture of such Restricted Shares, and upon the satisfaction of all other applicable conditions as to the Restricted Shares, including, but not limited to, the payment by the Grantee of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Grantee, either electronically or in certificate form, the applicable Restricted Shares which shall not bear a restrictive legend. The Company may cause a legend or legends to be placed on any such stock certificate to make appropriate reference to any securities law or other legal restrictions applicable to such shares.

          1.2      Restrictions.
          (a) The Grantee shall have all rights and privileges of a shareholder as to the Restricted Shares, including the right to vote and receive dividends or other distributions with respect to the Restricted Shares, except that the following restrictions shall apply:
          (i) the Grantee shall not be entitled to delivery of the Restricted Shares, electronically or in certificate form, until the expiration of the applicable restrictions as set forth in the Grant Notice and upon the satisfaction of all other applicable conditions;
          (ii) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the applicable Restricted Period, except as provided in Section 7.01(c) of the Plan or as otherwise permitted by the Committee in its sole discretion or pursuant to rules adopted by the Committee in accordance with the Plan; provided, however, that unless the Committee determines otherwise, the Grantee shall be permitted, upon request to the Committee, to sell or otherwise dispose of a sufficient number of Restricted Shares which have vested in accordance with this Agreement as may be reasonably necessary to satisfy any applicable tax liability of the Grantee (including federal, state or local taxes, estimated tax payments or required tax withholding) related to the vesting of such Restricted Shares;
          (iii) all shares of Common Stock distributed as a dividend or distribution, if any, with respect to the Restricted Shares prior to the expiration of the Restricted Period shall be delivered to and held by the Company and subject to the same restrictions as the Restricted Shares until the termination of the Restricted Period; and
          (iv) all of the Restricted Shares shall be forfeited and returned to the Company and all rights of the Grantee with respect to the Restricted Shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 1.3 and in the Grant Notice.
          (b) Any attempt to dispose of Restricted Shares or any interest in the Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.
          1.3      Vesting/Forfeiture of the Restricted Shares. The Restricted Shares shall be subject to the vesting terms and conditions set forth in the Grant Notice. In the event any Restricted Shares are forfeited under the terms and conditions of the Grant Notice, the electronic records of the Company’s transfer agent shall reflect the cancellation of the Restricted Shares to the extent of any Restricted Shares that were forfeited.
          1.4      Withholding.
          (a) The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Restricted Shares.
          (b) The Grantee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 10.05 of the Plan.

          (c) The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of the Grantee’s transactions under the Plan and this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to transactions by the Grantee.
          1.5      Committee’s Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have discretion under Section 7.02(b) of the Plan to waive any forfeiture of the Restricted Shares and any other conditions set forth in this Agreement.

2.	REPRESENTATIONS OF THE GRANTEE
          The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of this Agreement and the Plan and his or her decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this restricted stock award.

3.	NOTICES
          All notices or communications under this Agreement shall be in writing, addressed as follows:
To the Company:
Education Management Corporation
210 Sixth Avenue
Pittsburgh, PA 15222
Attention:                                                             ,
To the Grantee:
To the address set forth on the Grant Notice
Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given.

4.	ASSIGNMENT; BINDING AGREEMENT
          This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Grantee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Grantee.

5.	ENTIRE AGREEMENT; AMENDMENT; TERMINATION
          This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. The provisions of the Plan are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by written agreement of the parties hereto.

6.	GOVERNING LAW
          This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth of Pennsylvania other than the conflict of laws provisions of such laws.

7.	SEVERABILITY
          Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

8.	NO RIGHT TO CONTINUED EMPLOYMENT OR PARTICIPATION; EFFECT ON OTHER PLANS
          This Agreement shall not confer upon the Grantee any right with respect to continued employment by the Company or its Subsidiaries or continued participation under the Plan, nor shall it interfere in any way with the right of the Company and its Subsidiaries to terminate the Grantee’s employment at any time. Payments received by the Grantee pursuant to this Agreement shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company or any Subsidiaries in which the Grantee may be enrolled or for which the Grantee may become eligible, except as may be provided under the terms of such plans or determined by the Board.

9.	NO STRICT CONSTRUCTION
          No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, this Agreement or any rule or procedure established by the Committee.

10.	USE OF THE WORD “GRANTEE”
          Wherever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Shares may be transferred by will or the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.

11.	FURTHER ASSURANCES
          The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued as a dividend or distribution on Restricted

Shares) which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.